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                                                                     EXHIBIT 3.6



                                     BYLAWS

                                       OF

                             VLSI TECHNOLOGY, INC.,

                             A Delaware Corporation

                           (as amended March 12, 1996)
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                                TABLE OF CONTENTS
                                                                           Page
Article I

         CORPORATE OFFICES..................................................  1
         1.1      REGISTERED OFFICE.........................................  1
         1.2      PRINCIPAL EXECUTIVE OFFICE................................  1
         1.3      OTHER OFFICES.............................................  1

Article II

         MEETINGS OF STOCKHOLDERS...........................................  1
         2.1      PLACE OF MEETINGS.........................................  1
         2.2      ANNUAL MEETING............................................  2
         2.3      SPECIAL MEETING...........................................  2
         2.4      NOTICE OF STOCKHOLDERS' MEETINGS..........................  2
         2.5      ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND CUMULATIVE
                  VOTING....................................................  2
         2.6      ADVANCE NOTICE OF STOCKHOLDER BUSINESS....................  3
         2.7      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE..............  4
         2.8      QUORUM....................................................  4
         2.9      ADJOURNED MEETING; NOTICE.................................  5
         2.10     CONDUCT OF BUSINESS.......................................  5
         2.11     VOTING; CUMULATIVE VOTING IN ELECTION OF DIRECTORS........  5
         2.12     WAIVER OF NOTICE..........................................  6
         2.13     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
                   .........................................................  6
         2.14     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING
                  CONSENTS..................................................  6
         2.15     PROXIES...................................................  7
         2.16     LIST OF STOCKHOLDERS ENTITLED TO VOTE.....................  7
         2.17     INSPECTORS OF ELECTION....................................  8

Article III

         DIRECTORS..........................................................  9
         3.1      POWERS....................................................  9
         3.2      NUMBER OF DIRECTORS.......................................  9
         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS...  9
         3.4      RESIGNATION AND VACANCIES.................................  9

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                                TABLE OF CONTENTS
                                   (continued)

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE..................  10
         3.6      REGULAR MEETINGS..........................................  10
         3.7      SPECIAL MEETINGS; NOTICE..................................  10
         3.8      QUORUM....................................................  11
         3.9      WAIVER OF NOTICE..........................................  11
         3.10     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.........  11
         3.11     FEES AND COMPENSATION OF DIRECTORS........................  11
         3.12     LOANS TO OFFICERS.........................................  12
         3.13     REMOVAL OF DIRECTORS......................................  12

Article IV

         COMMITTEES.........................................................  12
         4.1      COMMITTEES OF DIRECTORS...................................  12
         4.2      COMMITTEE MINUTES.........................................  13
         4.3      MEETINGS AND ACTIONS OF COMMITTEES........................  13

Article V

         OFFICERS...........................................................  14
         5.1      OFFICERS..................................................  14
         5.2      ELECTION OF OFFICERS......................................  14
         5.3      SUBORDINATE OFFICERS......................................  14
         5.4      REMOVAL AND RESIGNATION OF OFFICERS.......................  14
         5.5      VACANCIES IN OFFICES......................................  15
         5.6      CHAIRMAN OF THE BOARD.....................................  15
         5.7      PRESIDENT.................................................  15
         5.8      VICE PRESIDENTS...........................................  15
         5.9      SECRETARY.................................................  15
         5.10     CHIEF FINANCIAL OFFICER...................................  16
         5.11     ASSISTANT SECRETARY.......................................  16
         5.12     AUTHORITY AND DUTIES OF OFFICERS..........................  16
         5.13     REPRESENTATION OF SHARES OF OTHER CORPORATIONS............  17

Article VI

         INDEMNITY..........................................................  17
         6.1      THIRD PARTY ACTIONS.......................................  17
         6.2      ACTIONS BY OR IN THE RIGHT OF CORPORATION.................  17

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

         6.3      SUCCESSFUL DEFENSE........................................  18
         6.4      DETERMINATION OF CONDUCT..................................  18
         6.5      PAYMENT OF EXPENSES IN ADVANCE............................  18
         6.6      INDEMNITY NOT EXCLUSIVE...................................  18
         6.7      INSURANCE INDEMNIFICATION.................................  19
         6.8      THE CORPORATION...........................................  19
         6.9      EMPLOYEE BENEFIT PLANS....................................  19
         6.10     INDEMNITY FUND............................................  19
         6.11     INDEMNIFICATION OF OTHER PERSONS..........................  20
         6.12     SAVINGS CLAUSE............................................  20
         6.13     CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF
                  EXPENSES..................................................  20

Article VII

         RECORDS AND REPORTS................................................  20
         7.1      MAINTENANCE AND INSPECTION OF RECORDS.....................  20
         7.2      INSPECTION BY DIRECTORS...................................  21
         7.3      ANNUAL STATEMENT TO STOCKHOLDERS..........................  21

Article VIII

         GENERAL MATTERS....................................................  21
         8.1      CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.................  21
         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS..........  21
         8.3      STOCK CERTIFICATES; PARTLY PAID SHARES....................  22
         8.4      SPECIAL DESIGNATION ON CERTIFICATES.......................  22
         8.5      LOST CERTIFICATES.........................................  23
         8.6      CONSTRUCTION; DEFINITIONS.................................  23
         8.7      DIVIDENDS.................................................  23
         8.8      FISCAL YEAR...............................................  23
         8.9      SEAL......................................................  23
         8.10     TRANSFER OF STOCK.........................................  24
         8.11     STOCK TRANSFER AGREEMENTS.................................  24
         8.12     REGISTERED STOCKHOLDERS...................................  24

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
Article IX

         AMENDMENTS.........................................................  24


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                                     BYLAWS

                                       OF

                             VLSI TECHNOLOGY, INC.,

                             A Delaware corporation

                                    Article I

                                CORPORATE OFFICES

         1.1      REGISTERED OFFICE

         The Board of Directors shall fix the location of the registered office of the corporation, which shall be within the State of Delaware. Until changed by the Board of Directors, the registered office of the corporation shall be in the city of Wilmington, County of Newcastle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company. Even if the principal executive office is located outside the State of Delaware, the Board of Directors shall fix and designate a registered office in the State of Delaware.

         1.2      PRINCIPAL EXECUTIVE OFFICE

         The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

         1.3      OTHER OFFICES

         The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business in such place or has submitted an application for such qualification, unless such qualification is not, in the opinion of counsel to the Company, required in such jurisdiction.

                                   Article II

                            MEETINGS OF STOCKHOLDERS

         2.1      PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

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         2.2      ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the fourth Wednesday of April each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

         2.3      SPECIAL MEETING

         A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

         If a special meeting is called by any person or persons other than the Board of Directors or the President or the Chairman of the Board, then, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. No business may be transacted at such special meeting other than such business as is specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.7 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         2.4      NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5      ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND CUMULATIVE
                  VOTING

         Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of

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the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. Timely notice shall also be given of any stockholder's intention to cumulate votes in the election of directors at a meeting. In either case, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than twenty (20) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder, and (iii) whether such stockholder intends to request cumulative voting in the election of directors at the meeting. At the request of the Board of Directors any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

         2.6      ADVANCE NOTICE OF STOCKHOLDER BUSINESS

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than fifty (50) days notice or prior public

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disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

         2.7      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.8      QUORUM

         The presence in person or by proxy of the holders of a majority of the stock issued and outstanding and entitled to vote thereat on the matter in question shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         When a quorum is present at any meeting, the vote of the holders of the stock having a majority of the voting power present in person or represented by proxy shall decide any question

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brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

         2.9      ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.10     CONDUCT OF BUSINESS

         The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.

         2.11     VOTING; CUMULATIVE VOTING IN ELECTION OF DIRECTORS

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as provided in the last paragraph of this Section 2.11, or as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         Every stockholder entitled to vote in any election of directors of this corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (a) the names of such candidates have been properly placed in nomination, in accordance with these Bylaws, prior to the voting, (b) the stockholder has given advance notice to the corporation of the intention to cumulate votes pursuant to Section 2.5 of these Bylaws, and (c) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes. If any one stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes

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of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected. Elections of directors need not be by written ballot, except upon demand made by a stockholder at the meeting and before the voting begins.

         2.12     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         2.13     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise provided in the Certificate of Incorporation, any action required by these Bylaws or applicable laws to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent and written notice have been given as provided in Section 228 of the General Corporation Law of Delaware.

         2.14     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING

                  CONSENTS

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days

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before the date of such meeting, nor more than sixty (60) nor less than ten (10)
days prior to any other action.

         If the Board of Directors does not so fix a record date:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.15     PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

         2.16     LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of a corporation, or transfer agent appointed by the corporation, if one has been appointed, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be

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held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         2.17     INSPECTORS OF ELECTION

         Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders or their proxies of shares representing a majority of the votes or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

                  (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b)      receive votes, ballots or consents;

                  (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d)      count and tabulate all votes or consents;

                  (e)      determine when the polls shall close;

                  (f)      determine the result; and

                  (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

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                                   Article III

                                    DIRECTORS

         3.1      POWERS

         Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         3.2      NUMBER OF DIRECTORS

         The Board of Directors shall consist of six (6) persons. This number may be changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this Section 3.2 of these Bylaws adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the Board of Directors.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stock holders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         3.4      RESIGNATION AND VACANCIES

         Any director may resign at any time upon written notice to the attention of the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

                  (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors, elected by all of the stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

             (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         A director elected or appointed to fill a vacancy shall serve until the next Annual Meeting of Stockholders or until a successor shall be elected and qualified.

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6      REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         3.7      SPECIAL MEETINGS; NOTICE

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram or other facsimile transmission, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.8      QUORUM

         At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.9      WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         3.10     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         3.11     FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         3.12     LOANS TO OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         3.13     REMOVAL OF DIRECTORS

         Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                                   Article IV

                                   COMMITTEES

         4.1      COMMITTEES OF DIRECTORS

         The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or in the Bylaws of the cor poration, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to:

                  (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation),

             (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware,

            (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or

             (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or

                  (v)      amend the Bylaws of the corporation;

and, unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

         4.2      COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         4.3      MEETINGS AND ACTIONS OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum),
Section 3.9 (waiver of notice), and Section 3.10 (Board action by written consent without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    Article V

                                    OFFICERS

         5.1      OFFICERS

         The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2      ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

         5.3      SUBORDINATE OFFICERS

         The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         5.4      REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5      VACANCIES IN OFFICES

         Any vacancy occurring in any office of the corporation because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         5.6      CHAIRMAN OF THE BOARD

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these Bylaws.

         5.7      PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.8      VICE PRESIDENTS

         In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

         5.9      SECRETARY

         The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by reso lution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.10     CHIEF FINANCIAL OFFICER

         The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Chief Financial Officer shall deposit, or cause to be deposited, money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         5.11     ASSISTANT SECRETARY

         The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the stockholders may from time to time prescribe.

         5.12     AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the corporation shall have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

         5.13     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The Chairman of the Board, the President, any vice president, the Chief Financial Officer, the Secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the President or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised by any other person authorized to do so by proxy or power of attorney duly executed by such persons having the authority.

                                   Article VI

                                    INDEMNITY

         6.1      THIRD PARTY ACTIONS

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         6.2      ACTIONS BY OR IN THE RIGHT OF CORPORATION

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent of the corporation or serving at the request of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         6.3      SUCCESSFUL DEFENSE

         To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 or 6.2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         6.4      DETERMINATION OF CONDUCT

         Subject to any rights under any contract between this corporation and any Agent, any indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of this
Article VI. Such determination shall be made (1) by the Board of Directors (or by an executive committee thereof) by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director or officer of the corporation shall be able to contest any determination that the director or officer has not met the applicable standard of conduct, set forth in Section 6.1 or 6.2 of this Article VI, by petitioning a court of appropriate jurisdiction.

         6.5      PAYMENT OF EXPENSES IN ADVANCE

         Expenses incurred in defending or settling a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification pursuant to Sections 6.1 or 6.2 of this Article VI shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

         6.6      INDEMNITY NOT EXCLUSIVE

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subparagraphs of this Article VI shall not be deemed exclusive of, and shall be subject to, any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         6.7      INSURANCE INDEMNIFICATION

         The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation as an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         6.8      THE CORPORATION

         For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was an Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as an Agent, shall stand in the same position under the provisions of this
Article VI (including without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         6.9      EMPLOYEE BENEFIT PLANS

         For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

         6.10     INDEMNITY FUND

         Upon resolution passed by the Board of Directors, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of any or all of its obligations arising under this Article and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

6.11     INDEMNIFICATION OF OTHER PERSONS

         The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an Agent, but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

         6.12     SAVINGS CLAUSE

         If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expense (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

         6.13     CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF
                  EXPENSES

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   Article VII

                               RECORDS AND REPORTS

         7.1      MAINTENANCE AND INSPECTION OF RECORDS

         The corporation shall keep, either at its principal executive office or at such place or places as designated by the Board of Directors, a record of its stockholders listing their names and addresses and the number and class of shares held by each stock-holder, a copy of these Bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         7.2      INSPECTION BY DIRECTORS

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3      ANNUAL STATEMENT TO STOCKHOLDERS

         The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                  Article VIII

                                 GENERAL MATTERS

         8.1      CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.3      STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board, the President or a vice president, and by the Chief Financial Officer, the treasurer, an assistant treasurer, the Secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4      SPECIAL DESIGNATION ON CERTIFICATES

         If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests such a statement of the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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
         8.5      LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal repre sentative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6      CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.7      DIVIDENDS

         The Board of Directors of the corporation, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

         8.8      FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

         8.9      SEAL

         The corporation may adopt and may subsequently alter the corporate seal and it may use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise placed on documents.

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
         8.10     TRANSFER OF STOCK

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books unless such transfer would be in contravention of any law regarding the transfer of such securities or any contractual restrictions on transfer known to the corporation.

         8.11     STOCK TRANSFER AGREEMENTS

         The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         8.12     REGISTERED STOCKHOLDERS

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   Article IX

                                   AMENDMENTS

         The original or other Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stock holders of the power, nor limit their power to adopt, amend or repeal Bylaws.

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